EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ Toronto and NYSE American Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Provides Mt Todd Metallurgical Testing Update

Denver, Colorado, April 8, 2019 – Vista Gold Corp. (TSX & NYSE American: VGZ) (“Vista” or the “Company”) today announced that the fine grinding tests on 470 kilograms of samples from its Mt Todd gold project are complete and that the final products are being returned to Denver for leach recovery testing.  Due to backlogs at the labs of Core Metallurgy and FLSmidth, the testing program was delayed four to five weeks and final leach recovery results are now expected in May.  The preliminary grinding test results confirm the results of previous tests, which indicated that the power required to achieve a target grind size of 38-45 microns is less than was estimated in the 2018 updated preliminary feasibility study.  (Please refer to Vista’s January 24, 2018 press release.)
Vista’s President and CEO, Mr. Frederick H. Earnest commented, “The completion of the grinding tests on samples with average grades ranging from 0.8 to 1.7 grams gold per tonne (g Au/t) now allows us to complete leach recovery testing as the last phase of this comprehensive testing program. With the results of these grinding tests, we have a significant amount of data for ongoing and future evaluations of both the IsaMill and VXP stirred-media mills.  The tests at both laboratories confirm lower anticipated power requirements and provide the basis for a favorable adjustment in our project evaluation.  With the anticipated completion of the leach recovery tests in the next month, we expect to generate grind-size leach recovery curves covering a wide range of potential ore feed grades.  The relationship between the grind-size and gold recovery on Mt Todd samples is well established.  We expect the leach recovery tests to confirm the results of the testing work announced in August 2018.  (Please refer to Vista’s August 2, 2018 press release.)  We have commenced an update of the Mt Todd technical report and plan to incorporate these test results into a new report presently scheduled for completion prior to the end of the second quarter 2019.”
Technical Report on Mt Todd Gold Project
For further information on the Mt Todd gold project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia”, dated March 2, 2018 with an effective date of January 24, 2018, which is available on SEDAR, EDGAR and Vista’s website under the Technical Reports section.
Deepak Malhotra, Vista’s principal metallurgical consultant and President of Prosolv Consulting, LLC, a Qualified Person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects, has approved the information in this press release.

About Vista Gold Corp.
The Company is a well-funded gold project developer. The Company’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.
For further information, please contact Pamela Solly, Vice President, Investor Relations at (720) 981-1185.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that the power required to achieve the target grind size is less than previously estimated; our expectation that the further data  can be used for ongoing and future evaluations of the mills; our belief that the test results  confirm lower anticipated power requirements and provide for a basis for a favorable adjustment in our project evaluation; our belief that the anticipated leach recovery tests will generate grind-size leach recovery curves covering a wide range of potential ore feeds; our belief that the relationship between grind-size and gold recovery on Mt Todd samples is well-established; our belief that the leach recovery tests will confirm the results of the testing working announced in August 2018; and the timing of and our intention to update the Mt Todd technical report are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, the results of the test work on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’ s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.